Execution Version

Exhibit 10.2

AMENDMENT N° 32

TO THE

FULL SCALE SYSTEM DEVELOPMENT CONTRACT

No. IS-10-021

Between

IRIDIUM SATELLITE LLC

And

THALES ALENIA SPACE FRANCE

for the

IRIDIUM NEXT SYSTEM

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PREAMBLE

This Amendment N° 32 (“Amendment N° 32” or the “Amendment”) to the Full Scale System Development Contract No. IS-10-021 signed on June 1, 2010 between Iridium Satellite LLC and Thales Alenia Space France for the Iridium NEXT System, as amended, (the “Contract”) is entered into on this March 9, 2018 by and between Thales Alenia Space France, a company organized and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse – FRANCE (“Contractor”), and Iridium Satellite LLC, a limited liability company organized under the laws of Delaware, having an office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 - USA (“Purchaser”).

RECITALS

WHEREAS, Pursuant to Amendment N° 29 and Amendment N° 31 to the Contract, Purchaser and Contractor incorporated into the Contract certain terms and arrangements relating to the deferment of the Deferred Milestones (as defined in the Contract) amounting to One Hundred Million Twenty Thousand and Six Hundred Twelve U.S. dollars (US$100,020,612); and

WHEREAS, Iridium Communications Inc. is entering into a transaction to issue high yield bonds, the proceeds of which will be used to prepay the outstanding Payment Instruments (as defined in the Contract) issued in connection with the Deferred Milestones, and the Parties would like to unwind the changes made in Amendment N° 29 and Amendment N° 31 relating to the Deferred Milestones.

WHEREAS, the Parties now desire to amend Articles 1, 4 and 5 of the Contract and the Exhibits to the Contract in accordance with the terms and conditions provided for in this Amendment.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article 1: Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Contract or any amendments thereto, as the case may be.

Article 2: Article 1 of the Contract is hereby modified by deleting the following definitions.

“Applicable Margin” means 1.40% p.a.

“BPI France Assurance Export Premium” has the meaning set forth in Article 5.2.

“Deferred Milestone” has the meaning set forth in Article 5.2.

“Final Maturity Date” means March 31, 2019, provided that if such date would fall on a day which is not a Business Day, such date shall fall on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such date shall fall on the Business Day next preceding such numerically corresponding day).

“Interest” means the interest calculated on each Deferred Milestone and on the BPI France Assurance Export Premium amount in accordance with Article 5.2.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Payment Instrument” means any lettre de change governed by French law and in substantially the form of Exhibit 5.2 (Form of Payment Instrument) as issued by the Contractor (tireur) in favor of Contractor (or a subsequent transferee) as beneficiary (in accordance with the Security and Intercreditor Agreement) (bénéficiaire) to be drawn against the Purchaser (tiré), being in a fixed USD amount which is specified to be due and payable on the Final Maturity Date.

“Security and Intercreditor Agreement” means that certain Security and Intercreditor Agreement, dated as of the date hereof, among Purchaser, Contractor, the Security Agent (as defined therein) and the BPIAE Agent (as defined therein).

Article 3: Article 4.5.2 of the Contract is hereby deleted in its entirety and replaced by:

“[***]”

Article 4: Article 4.5 of the Contract is hereby modified by deleting Article 4.5.4 in its entirety.

Article 5: Article 5.2 of the Contract is modified by

(A)	Deleting the following from the end of the provision:
“Notwithstanding the first paragraph of this Article 5.2, each of the Contractor and the Purchaser agrees that in relation to the following Milestones (each such Milestone a “Deferred Milestone”), and on and subject to the terms set out below, the Purchaser shall be obliged to accept (accepter) and countersign a Payment Instrument delivered to it by the beneficiary thereof:

Milestone Number	Milestone Description	Milestone Value (USD)	Invoice Planned Date
[***]	[***]	[***]	[***]
	Total	100,020,612

No less than [***] prior to fulfillment of the conditions in Article 5.1.2 in relation to each such Deferred Milestone, the Contractor shall issue a Payment Instrument in a USD amount corresponding to the aggregate of: (1) a principal amount equal to the milestone value of such Deferred Milestone; and (2) corresponding accrued interest thereon as of the Final Maturity Date. The Purchaser shall, in consideration of the deferral of its payment obligation in relation to the Deferred Milestones on and subject to the terms of this Contract, accept and countersign any such Payment Instrument within [***] of the date on which the conditions in Article 5.1.2 have been achieved for such Deferred Milestone and shall send the countersigned and accepted Payment Instrument to the Contractor. The payment of the unconditional payment obligations under the Payment Instrument shall discharge in full the Purchaser from its payment obligation under the corresponding Deferred Payment.

If the Purchaser does not accept a Payment Instrument in respect of any Deferred Milestone within [***] after the conditions in Article 5.1.2 have been achieved for such deferred Milestone under and in accordance with the paragraph above (subject only to the final paragraph of this Article 5.2 below), the Purchaser shall be required to make payment to the Contractor of the corresponding Milestone Value in full in freely transferable funds to such account as the Contractor may notify.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contractor shall detail in the invoice delivered to Purchaser pursuant to Article 5.1.2(ii), the interest rate and amount of Interest applicable to the Deferred Milestone amount, calculated pursuant to this Article 5.2. In the event Purchaser finds a discrepancy in the interest rate or amount of Interest, Purchaser shall so notify Contractor in writing within [***] after receipt of Contractor’s invoice. Upon Contractor’s acceptance and correction of the noted discrepancy, the invoice shall be reissued. The Payment Instrument shall be re-issued by the Contractor and delivered to the Purchaser for countersigning and acceptance and then re-sent to the Contractor within the period of [***] after the date of receipt by purchaser of the corrected invoice.

Purchaser shall pay to Contractor a premium consisting of:

(a) an amount of One Million U.S. Dollars (US$ 1,000,000) to be paid to by the Purchaser to the Contractor within [***] from the date of execution of Amendment N° 29 after receipt of a corresponding invoice from the Contractor, and

(b) an amount calculated by BPI France Assurance Export (equal to 1.62% of the milestone value of the Deferred Milestones, Interest in connection with such Deferred Milestones and Interest in connection with the BPI France Assurance Export Premium) to be invoiced by the Contractor within [***] from the date of receipt by Contractor of the premium invoice from BPI France Assurance Export and payable with interest at the Final Maturity Date.

(such premium, the “BPI France Assurance Export Premium”).

In addition to any other rights which BPI France Assurance Export may have under the cover or otherwise, BPI France Assurance Export will benefit from the right to be subrogated to the right of the Contractor or any assignee or transferee and shall benefit from full rights of recourse against the Purchaser regarding the Payment Instruments.

Within [***] of Purchaser’s receipt from Contractor of the invoice evidencing the amount of the premium and associated interest referred to in paragraph (b) of the definition of “BPI France Assurance Export Premium,” the Contractor shall issue a Payment Instrument in a USD amount corresponding to the aggregate of (1) the BPI France Assurance Export Premium; and (2) corresponding accrued interest as of the Final Maturity Date. The Purchaser shall, in consideration of the deferral of its payment obligation in relation to the BPI France Assurance Export Premium on and subject to the terms of this Contract, accept and countersign any such Payment Instrument within [***] of the date on which Purchaser receives Contractor’s invoice and send the accepted Payment Instrument to the Contractor. The payment of the unconditional payment obligations under the Payment Instrument shall discharge in full the Purchaser from its payment obligation under the corresponding payment obligation under this paragraph.

Contractor shall detail in the invoice delivered to Purchaser the interest rate and amount of Interest applicable to the BPI France Assurance Export Premium. In the event Purchaser finds a discrepancy in the interest rate or amount of interest, Purchaser shall so notify Contractor in writing within [***] after receipt of Contractor’s invoice. Upon Contractor’s acceptance and correction of the noted discrepancy the invoice shall be reissued. The Payment Instrument shall be re-issued by the Contractor and delivered to the Purchaser for countersigning and acceptance and then re-sent to the Contractor within the period of [***] after the date of receipt by purchaser of the corrected invoice.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If the Purchaser does not make payment under any Payment Instrument on the Final Maturity Date (other than to the extent such Payment Instrument is cancelled by the holder thereof), interest shall accrue on the outstanding amount under such Payment Instrument computed at the Interest Rate, and such interest shall constitute a debt under the Contract which is immediately due and payable upon demand by the holder of such Payment Instrument.

The Purchaser and the Contractor acknowledge that once a Payment Instrument is accepted by the Purchaser the Purchaser’s payment obligation with respect to such Payment Instrument shall be irrevocable and unconditional. Each Payment Instrument shall be signed by a duly authorized representative of the Purchaser and shall be freely endorsable subject to the terms of the Security and Intercreditor Agreement and the Payment Instrument shall be governed by French law.

Interest on the principal amount of each Payment Instrument shall be calculated by using (a) the US Dollar London Interbank Offered Rate (LIBOR) for the relevant period displayed on pages LIBOR01 or, as applicable, LIBOR02 of the Thomson Reuters screen at 11:00 am London Time the day of the invoice for the period between the Invoice Date of each milestone and the Final Maturity Date, plus (b) the Applicable Margin as follows:

(Milestone Amount) x (Interest + Applicable Margin) x (Number of days from invoice until Final Maturity Date)/ 360.

For deferred interest periods longer than twelve (12) months, the SWAP rate shall be used to calculate interest between the Invoice Date and the Final Maturity Date plus the Applicable Margin. The SWAP rate shall be the semi-annual USD swap rate quoted page Bloomberg ICAP at 11:00 am London Time the day of the invoice.

Interest will be computed on a 360-day basis and the actual number of days elapsed between the Milestone Invoice Date and the Final Maturity Date.

In the case of a deferred period not matching one of the USD interest rate curve pillar, the USD interest rate shall be interpolated from the above defined rates (LIBOR rate up to 12 months, SWAP rate beyond 12 months).

Contractor shall benefit from a first ranking senior security interest on certain payments to be received by Purchaser from Aireon in accordance with the Security and Intercreditor Agreement among Contractor, Purchaser and Deutsche Bank Trust Company Americas. The benefit of such first ranking senior security interest shall be governed under the Security and Intercreditor Agreement.”;

and

(B)	Inserting the following at the end of the provision:
Article 6: Notwithstanding the first paragraph of Article 5.2 of the Contract, the Contractor and the Purchaser agree that in relation to the following Milestones, payment for such Milestones, together with interest and certain fees and costs related thereto, was effectuated via lettre de change as issued by Purchaser to Contractor (each a “Payment Instrument”) as an acceptable form of payment.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone Number	Milestone Description	Milestone Value (USD)	Invoice Planned Date
[***]	[***]	[***]	[***]

The Contractor and the Purchaser agree that such Payment Instruments have been fully repaid.”
Article 7: The Contract is hereby modified by deleting Exhibit 5.2 (Form of Payment Instrument).

Article 8: The effective date of this Amendment shall be the date when all of the following conditions have been fulfilled (with respect to (E) below, as confirmed in writing by Purchaser to Contractor promptly upon occurrence):

(A)	Execution of this Amendment by both Parties;

(B)
Purchaser shall have received sufficient funds to pay the outstanding Payment Instruments (as described on Schedule 1 hereto) from the proceeds of the high yield bond transaction entered into by Iridium Communications Inc. as notified by Purchaser to Contractor in writing;

(C)
That certain Omnibus Termination and Release Agreement by and among Purchaser, Contractor, [***], Deutsche Bank Trust Company Americas, as Security Agent, and Societe Generale, as BPIAE Agent (the “Termination Agreement”), shall have been duly executed by the parties thereto and shall be in full force and effect in accordance with its terms and the Effective Time thereunder shall have occurred;

(D)
Purchaser shall have received a Cancelled Payment Instrument (as defined in the Termination Agreement) from [***], evidencing the indefeasible, irrevocable and unconditional payment in full of all outstanding Payment Instruments (as described on Schedule 1 hereto) in accordance with the terms of the Termination Agreement; and

(E)
Notification of Contractor by Purchaser that Purchaser has received the written consent of the BPIAE Agent under the Amended and Restated BPIAE Facility Agreement, dated as of October 4, 2010, as further amended, amended and restated, modified or supplemented from time to time, to enter into this Amendment.

Article 9: This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Article 10: All other provisions of the Contract not expressly referred to in this Amendment remain in full force and effect.

[The remainder of this page is left blank.]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth in the Preamble.

IRIDIUM SATELLITE LLC                THALES ALENIA SPACE FRANCE

/s/ S. Scott Smith                    /s/ Jean-Loic Galle

S. Scott Smith                        Jean-Loic Galle
Chief Operating Officer                President and CEO

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1
OUTSTANDING PAYMENT INSTRUMENTS TO BE PREPAID

Bills of Exchange (Lettres de Change) issued pursuant to that certain Full Scale System Development Contract, dated as of June 1, 2010, as amended by Amendment 29 thereto, dated 25 July 2017, and by Amendment 31 thereto, dated 30 October 2017 (and as further amended from time to time), by and between Iridium Satellite LLC and Thales Alenia Space France, and accepted by Iridium Satellite LLC as Drawee (Tiré)

Current holder	Prior holder

Date and Location of Creation	Date of any Transfer or Cancellation	Beneficiary	Holder Address	Amount of BOE	Interest Rate	Issue, Transfer, or Cancellation
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.